EXHIBIT 4.9
                                                                     -----------




NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK FOR WHICH IT IS EXERCISABLE HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS (THE "OTHER LAWS"), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THEY ARE REGISTERED OR QUALIFIED OR THE COMPANY RECEIVES FROM THE HOLDER HEREOF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR DISTRIBUTION IS EXEMPT FROM THE APPLICABLE REGISTRATION AND QUALIFICATION REQUIREMENTS OF THE SECURITIES ACT AND THE OTHER LAWS.


TRACKING NUMBER  [________________]                        [________________]



                              LOCATEPLUS.COM, INC.

                        WARRANT TO PURCHASE COMMON STOCK

     This certifies that, for value received, [__________] (the "Holder") is entitled to subscribe for and purchase [________________] shares of Common Stock, $0.01 par value per share ("Shares") of LocatePLUS.com, Inc. (the "Company"), a Delaware corporation, commencing on the Commencement Date (as defined below) and terminating at 5:00 p.m. on the date that is 20 days after the Commencement Date. The Exercise Price per Share is set forth in Section 2 of this instrument.

SECTION 1. EXERCISE.  The "Commencement Date" shall be the first to occur of:

     (I) LocatePLUS.com, Inc.'s initial public offering of securities on Form S-1 or its then equivalent;

     (II) the closing of at least a $5 million equity investment in the Company in an offering subsequent to the Company's Note and Warrant Offering that commenced on September 27, 2000; or

     (III) a transaction involving a "Change of Control" of the Company. For the purposes of this Warrant, a "Change of Control" transaction shall mean (1) a transaction in which any individual, entity or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") acquires beneficial ownership of any capital stock of the Company if, after such acquisition, such individual, entity or group beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 50% of either (X) the then-outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock"), or (Y) the combined voting power of the then-outstanding securities of the Company generally entitled to vote (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for the purposes of this clause (1), no acquisition by any person, entity, or group pursuant to a Business Combination, as defined below, which complies with clauses (x) and (y) of clause (2) below will constitute a Change of Control; or (2) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all
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of the assets of the Company (a "Business Combination"), unless, immediately after such Business Combination, each of the following is satisfied: (X) all or substantially all of the individuals or entities who were beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to that Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of the Company's Common Stock and the combined voting power of the then-outstanding securities generally entitled to vote, respectively, of the resulting or acquiring entity in the Business Combination (which shall include, without limitation, an entity that as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring entity is referred to herein as the "Acquiring Entity"), in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination (it being understood that for purposes of the determination of whether or not such voting power of the then-outstanding securities is owned, directly or indirectly, in substantially the same proportions as the ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, any securities transferred pursuant to transfers by a security holder which is an entity to a wholly-owned subsidiary of that entity, or by a security holder which is a closely held partnership pro rata to the partners of such partnership, or transfers by a limited liability company pro rata to the members of such limited liability company shall be disregarded, and (Y) no person or entity (excluding the Acquiring Entity or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Entity) beneficially owns, directly or indirectly, more than 50% of the then-outstanding equity of the Acquiring Entity, or of the combined voting power of the then-outstanding securities of such corporation generally entitled to vote (except to the extent that such ownership existed prior to the Business Combination).


SECTION 2. EXERCISE PRICE. The Warrant entitles the Holder to purchase shares (as set forth in the preamble to this Warrant) of the Company's Common Stock at a price per share equal to the "Exercise Price", as set forth below:

     (I) If the Exercise is triggered by clauses (i) or (ii) of Section 1 above, then the per share Exercise Price shall be 80% of the per share offering price of Common Stock in that offering (if the offering consists primarily of Common Stock), or (if the offering does not consist primarily of Common Stock), the Exercise Price shall be the 80% of the per share value of the Common Stock as determined by the Board of Directors of the Company, in good faith, with reference to such offering price.

     (II) If the Exercise is triggered by clause (iii) of Section 1 above, in a transaction in which all or substantially all of the Common Stock of the Company is acquired or transferred as a result of a merger or tender offer, the consideration for which consists of cash and/or readily marketable, unrestricted securities, then the per share Exercise Price will be 80% of the value of the consideration offered to each stockholder for each share of the Company's Common Stock.

     (III) If the Exercise is triggered by clause (iii) of Section 1 above, in a change of control transaction other than as set forth in Section 2(ii), above, then the per share Exercise Price shall be 80% of the implied per share value of Common Stock of such transaction, as determined by the Board of Directors in good faith taking into account the transaction, the nature of the consideration, the relative liquidity of the consideration, and other similar factors regularly used in the valuation of illiquid investments.


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
SECTION 3.  METHOD OF EXERCISE; PAYMENT; CASHLESS EXERCISE.

     3.1 CASH EXERCISE. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1, duly executed) at the principal executive office of the Company and by the payment to the Company, by bank check or wire transfer, of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased (the "Aggregate Exercise Price").

     3.2 CASHLESS EXERCISE. In lieu of and in full satisfaction of the cash payment set forth in Section 3.1, the Holder may elect to receive from the Company that lesser number of shares of Common Stock that would be held by the Holder in the event that he partially or fully exercised this warrant and immediately paid the Aggregate Exercise Price in shares of the Company's Common Stock so issued by delivery of the notice of exercise form attached as Exhibit 1.

     3.3 ISSUANCE. All Shares issued pursuant to the terms of this Section 3 will, upon issuance, be fully paid and non-assessable. The Company agrees that the Shares so purchased shall be deemed to be issued to the Holder hereof immediately prior to the Commencement Date. Any unexercised portion of this Warrant shall be deemed to be irrevocably forfeited. If any exercise under this
Section 3 would create a fractional Share, or a right to acquire a fractional Share, such fractional Share shall be disregarded and the number of Shares issuable upon exercise shall be rounded to the nearest whole number.

4. COMPLIANCE WITH SECURITIES LAWS. The Holder of this Warrant, including the assigns of each Holder of this Warrant by acceptance hereof, agrees that this Warrant and the securities to be issued upon exercise hereof are being acquired for investment for such Holder's own account and not with a view toward distribution thereof, and that it will not offer, sell or otherwise dispose of this Warrant or any securities issued upon its exercise unless this Warrant or such securities have been registered or qualified, as the case may be, under the Securities Act of 1933, as amended, and applicable state and foreign securities laws or (I) registration or qualification under state and foreign securities laws is not required and (II) an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that registration under the Securities Act of 1933, as amended, is not required. The Holder of this Warrant, including the assigns of each Holder of this Warrant, by acceptance hereof, represents and warrants that he, she, or it is an "accredited investor" as that term is defined by Rule 501 under the Securities Act of 1933, as amended.

5.   TRANSFERABILITY AND EXCHANGE OF WARRANT.

     5.1 TRANSFERABILITY. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder are transferable at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed, together with a written assignment of this Warrant duly executed by the holder hereof or its duly authorized attorney. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the holder hereof as the owner for all purposes.


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
     5.2    EXCHANGE. Subject to compliance with the terms hereof including
Section 5.1, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal executive office of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. The last Holder of this Warrant as registered on the books of the Company may be treated by the Company and all persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant or to transfer this Warrant on the books of the Company, any notice to the contrary notwithstanding, unless and until such Holder seeks to transfer registered ownership of this Warrant on the books of the Company and such transfer is effected.

6. NOTICE OF COMMENCEMENT DATE. No later than the Commencement Date, the Company shall give notice of the event triggering the Commencement Date and the applicable Exercise Price. Such notice shall be in writing, and sent by FedEx to the Holder's address set forth below, (and, if such addresses are given below for the Holder, by facsimile and by e-mail).

7.   MISCELLANEOUS.

     7.1 ADJUSTMENTS. No Holder shall be entitled to vote or receive distributions or be deemed the holder of securities of the Company which may at any time be issuable upon its exercise for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action (whether upon any recapitalization, issuance of additional equity, reclassification of equity, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive distributions or otherwise until the Warrant shall have been exercised and the securities purchasable upon such exercise shall have become deliverable, as provided herein, PROVIDED, HOWEVER, that in the event that a dividend, distribution or stock split is called with respect to the Common Stock of the Company, then (in the case of a stock split) the number of shares for which this Warrant may be exercised shall be similarly adjusted and (in the case of a dividend or distribution) such property (including, if applicable, shares of Common Stock, shall be set aside for the Holder by the Company pending the Holder's exercise of this Warrant.

     7.2 REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     7.3 NO IMPAIRMENT. The Company will not, by amendment of its charter or by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in this Warrant.

     7.4 GOVERNING LAW. This Warrant shall be governed by and construed under the internal domestic laws of the State of Delaware.






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


     IN WITNESS WHEREOF, this Warrant is executed as of this _____________.



                                      LOCATEPLUS.COM, INC.


                                      By:
                                          -------------------------------------
                                          Jon Latorella
                                          President and Chief Executive Officer


                                      By:
                                          -------------------------------------
                                          Robert Goddard
                                          Treasurer, Secretary and
                                          Chief Financial Officer




ACCEPTED AND AGREED


___________________




HOLDER'S ADDRESS



























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                               NOTICE OF EXERCISE


To the Board of Directors of LocatePLUS.com, Inc.


     1. The undersigned hereby elects to purchase __________________ shares of LocatePLUS.com, Inc. Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in full of the Warrant Price of such Shares, or agrees to exercise the warrant in a cashless exercise, resulting in the delivery to the Holder of _____________ shares.


     2. The undersigned represents that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with the Securities Act of 1933, as amended.



                                          Name of Holder:
                                                         -----------------------



                                          --------------------------------------
                                          (Signature)



                                          Title (if applicable):
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